UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2008

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2008, MedQuist Inc. (the "Company") made a stock option grant (the "Original Stock Option Grant") to its President and Chief Executive Officer, Peter Masanotti, to purchase up to 295,749 shares of the Company’s common stock at the fair market value of the Company's common stock as of September 30, 2008 (the "Grant Date"), which was $4.85 per share. The number of shares that Mr. Masanotti was granted an option to purchase was provided for in Mr. Masanotti's Employment Agreement with the Company dated September 3, 2008 (the "Masanotti Employment Agreement"). The Masanotti Employment Agreement was disclosed in the Current Report on Form 8-K filed by the Company on September 9, 2008.

On March 2, 2009, the Company and Mr. Masanotti entered into an Amended and Restated Stock Option Agreement (the "Amended Masanotti Option Agreement"), a copy of which is attached hereto as Exhibit 10.1, to (i) amend the grant price of the stock option grant and (ii) to provide that if Mr. Masanotti’s employment by the Company or one of its subsidiaries is terminated by the Company for "Cause" as defined in the Masanotti Employment Agreement, the option will terminate immediately in full whether or not vested or exercisable. The Amended Masanotti Option Agreement was entered into to correct terms of the stock option grant agreed to between the Company and Mr. Masanotti that were mistakenly not included in the Original Stock Option Grant. The Amended Masanotti Option Agreement provides, among other things, that:

• the option price is equal to the higher of (i) the fair market value of the Company’s common stock as of the Grant Date and (ii) $8.25. Accordingly, the option price is $8.25;
• one-third (1/3) of the shares subject to the option vest on the first anniversary of the Grant Date and, thereafter, one-sixth (1/6) of the shares subject to the option vest on each of the following: the date that is six months after the first anniversary of the Grant Date, the second anniversary of the Grant Date, the date that is six months after the second anniversary of the grant date, and the third anniversary of the Grant Date; and
• upon the occurrence of a change in control, the options shall become immediately exercisable, to the extent not already vested.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

March 6, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Stock Option Agreement by and between Peter Masanotti and MedQuist Inc. dated March 2, 2009